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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
and Shareholders of MetLife, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-37108, 333-59134, 333-101291, 333-102306, 333-121342, 333-121343,
333-121344 on Form S-8 and Registration Statement Nos. 333-124358, 333-124358-01
and 333-124358-02 on Form S-3, of MetLife, Inc., of our report dated June 21, 2006, appearing in this Annual Report on Form 11-K of the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates for the year ended December 31, 2005.


/s/ Deloitte & Touche LLP
Certified Public Accountants

Tampa, Florida
June 21, 2006